Exhibit 21.1

                             TALLY-HO VENTURES, INC

                     LIST OF SUBSIDIARIES AS ON MAY 18, 2007


1.       MASTER FINANCE BELGIUM SA
         AVENUE EUGENE PLASKY, 140 B/11
         B1030 BRUSSELLS
         BELGIUM
         TEL +32 2 743 28 28
         FAX +32 2 743 28 29

2.       MASTER FINANCE EUROPE SA
         115 ROUTE D'ARLON
         L8311 CAPELLEN
         LUXEMBOURG
         TEL: +352 26 30 15
         FAX: +352 26 30 45

3.       MASTER FINANCE HOLDINGS SA
         115 ROUTE D'ARLON
         L8311 CAPELLEN
         LUXEMBOURG
         TEL: +352 26 30 15
         FAX: +352 26 30 45

4.       MASTER FINANCE SWITZERLAND SA
         VIA SAN GOTTARDO 10
         6900 LUGANO
         SWITZERLAND
         TEL: + 41 91 910 17 60
         FAX: + 41 91 910 17 61

5.       MASTER TRUST SA
         CORSO ELVEZIA 4
         6901 LUGANO
         SWITZERLAND
         TEL: +4191 913 9000
         FAX: +4191 913 9009